IRONBRIDGE FUNDS, INC.
FOURTH AMENDMENT TO THE FUND ACCOUNTING SERVICING AGREEMENT

THIS FOURTH AMENDMENT dated as of the 17th day of May 2018, to the Fund Accounting Servicing Agreement, dated as of May 21, 2010, as amended (the "Agreement"), is entered into by and between IRONBRIDGE FUNDS, INC., a Maryland corporation (the "Company") and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company (the "Company").

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the Company and USBFS desire to amend the fees of the Agreement; and

WHEREAS, Section 15 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend Exhibit B as follows:

1.	The following note and fee will be added after the Annual fee:

NOTE: For purposes of calculating the tiered fee schedule above, assets of the RMB Family of Funds are to be combined with assets of the Iron Bridge Funds, Inc. Trust and allocated pro rata based on assets, subject to the minimums.

2.	Exhibit B of the Agreement is hereby superseded and replaced in its entirety with Exhibit B attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

IRONBRIDGE FUNDS, INC.	U.S. BANCORP FUND SERVICES, LLC

By: _____________________________	By: ____________________________

Name: ___________________________	Name: ___________________________

Title: ___________________________	Title: ___________________________

 Exhibit B to the
Fund Accounting Servicing Agreement – IronBridge Funds, Inc.

FUND ACCOUNTING AND FUND ADMINSTRATION SERVICES ANNUAL FEE SCHEDULE at May, 2018

Annual fee based upon assets per Fund Complex*
• [  ] of 1% ([  ] basis points) on first $[  ] per Fund Family*
• [  ]of 1% ([  ] basis points) over $[  ] per Fund Family

NOTE: For purposes of calculating the tiered fee schedule above, assets of the RMB Family of Funds are to be combined with assets of the Iron Bridge Funds, Inc. Trust and allocated pro rata based on assets, subject to the minimums.

Charles River (Daily Compliance) - $[  ]/Fund

Minimum Annual Fee of $[  ]/Fund in Fund Family

Plus out-of-pocket expenses, including but not limited to:
♦ Postage, Stationery
♦ Programming, Special Reports
♦ Proxies, Insurance
♦ EDGAR filing – Approx. $9.00/page
♦ Retention of records
♦ Federal and state regulatory filing fees
♦ Certain insurance premiums
♦ Expenses from board of directors’ meetings
♦ Auditing and legal expenses
♦ Blue Sky conversion expenses (if necessary)
♦ Gainskeeper
♦ Fair Value Pricing Services
♦ All other out-of-pocket expenses

CCO Services $[  ] annual for each Fund Accounting and Fund Administration.

*Subject to CPI increase

Extraordinary services – quoted separately

Conversion Estimate – one month’s fee (if necessary)

Annual Legal Administration – Add the following for legal administration services in support of external legal counsel, including annual registration statement update and drafting of supplements:
▪ $[  ] additional minimum

Additional Services:
▪ New fund launch – as negotiated based upon specific requirements
▪ Subsequent new fund launch – $[  ]/project
▪ Subsequent new share class launch – $[  ]/project
▪ Multi-managed funds – as negotiated based upon specific requirements
▪ Proxy – as negotiated based upon specific requirements
▪ Expedited filings – as negotiated based upon specific requirements
▪ Asset conversion – as negotiated based upon specific requirements
▪ Fulcrum fee – as negotiated based upon specific requirements
▪ Exemptive applications – as negotiated based upon specific requirements

NOTE – All schedules subject to change depending upon the use of derivatives – options, futures, short sales, etc.

All fees are billed monthly plus out-of-pocket expenses, including pricing service:

$[  ]  Domestic and Canadian Equities
$[  ]  Options
$[  ]  Corp/Gov/Agency Bonds
$[  ]  CMO's
$[  ]  International Equities
$[  ]  Futures
$[  ]  International Bonds
$[  ]  Foreign Currency

Amended Exhibit B (continued) to the Fund Accounting Agreement – IronBridge Funds, Inc.

$[  ]  Municipal Bonds
$[  ]  Money Market Instruments
$[  ]/Fund/Day – Bank Loans
$[  ]/Fund/Day – Credit Default Swaps
$[  ]/Fund/Day – Basic Interest Rate Swaps
$[  ]  Per fund per month - Mutual Funds
Fair Value Services (FT Interactive)
         $[  ] on the First [  ] Securities/Day
         $[  ] on the Balance of Securities/Day
Corporate Action Services
$[  ] Per equity security per month
Manual Security Pricing
$[  ]5 per month – greater than [  ]/day
Factor Services (BondBuyer)
♦ Per CMO - $[  ]/month
♦ Per Mortgage Backed - $[  ]/month
♦ Minimum  - $[  ]/month